Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-106293



                           PROSPECTUS SUPPLEMENT NO. 5
                       (TO PROSPECTUS DATED JULY 3, 2003)

                                U.S. $889,000,000

                              CARNIVAL CORPORATION

                     SENIOR CONVERTIBLE DEBENTURES DUE 2033
                         GUARANTEED BY CARNIVAL PLC AND
                   P&O PRINCESS CRUISES INTERNATIONAL LIMITED

         This prospectus supplement No. 5 supplements and amends the prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003 and prospectus supplement No. 4 dated September 11, 2003 relating to $889,000,000 aggregate principal amount at maturity of our Senior Convertible Debentures due 2033 (the "debentures") and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price.

         The table on page 74 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts at maturity of debentures beneficially owned by each selling securityholder that may be offered pursuant to the prospectus, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003 and prospectus supplement No. 4 dated September 11, 2003. This prospectus supplement amends that table by adding to it the items set forth below.

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                            NUMBER OF
                                      AMOUNT AT                            SHARES OF                NUMBER OF
                                     MATURITY OF                          COMMON STOCK              SHARES OF
                                     DEBENTURES          PERCENT OF      ISSUABLE UPON            COMMON STOCK
                                    BENEFICIALLY           TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND          OUTSTANDING     CONVERSION OF            CONVERSION OF
        SECURITYHOLDER                OFFERED            DEBENTURES      DEBENTURES (1)           DEBENTURES (1)
-------------------------------- ------------------- ----------------- --------------------- ----------------------
Argent Classic Convertible
Arbitrage (Bermuda) Fund
Ltd............................        $7,600,000             0.85%           178,644                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

JP Morgan Securities Inc.......       $35,000,000             3.94%           822,703                  3,749
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Merrill Lynch, Pierce,
Fenner & Smith, Inc............        $5,000,000             0.56%           117,529                      0
-------------------------------------------------------------------------------------------------------------------

     (1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003 and this prospectus supplement No. 5 constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the debentures and the common stock issuable upon conversion of the debentures.

         Our common stock is traded on the New York Stock Exchange under the symbol "CCL." On October 3, 2003, the last reported sales price of the common stock was $33.89 per share.

         There is no public market for the debentures, and we do not intend to apply for their listing on any securities exchange or seek approval for quotation of them through any automated system.

         INVESTING IN THE SECURITIES OFFER BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THE ACCOMPANYING PROSPECTUS.

         Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of the securities offered by this prospectus or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                          _____________________________

           The date of this prospectus supplement is October 6, 2003.

                             SELLING SECURITYHOLDERS

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003 and prospectus supplement No. 4 dated September 11, 2003 relating to the offer for resale of $889,000,000 aggregate principal amount at maturity of debentures and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price and, upon each issuance of shares of Carnival Corporation common stock to a person, including to a holder of debentures upon conversion of debentures, an equivalent number of non-detachable trust shares of beneficial interest in the P&O Princess Special Voting Trust, is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 74 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

         We originally sold the debentures to the initial purchaser in a private placement. The debentures were subsequently resold by the initial purchaser to purchasers, including the selling securityholders listed below, in transactions exempt from registration. The following table provides, as of October 6, 2003, the principal amount at maturity of debentures held by such selling securityholder, the number of shares of common stock beneficially owned by such securityholder prior to its conversion of any debentures and the number of shares of our common stock issuable upon conversion of the debentures. This information has been obtained from the selling securityholders.

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                            NUMBER OF
                                      AMOUNT AT                            SHARES OF                NUMBER OF
                                     MATURITY OF                          COMMON STOCK              SHARES OF
                                     DEBENTURES          PERCENT OF      ISSUABLE UPON            COMMON STOCK
                                    BENEFICIALLY           TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND          OUTSTANDING     CONVERSION OF            CONVERSION OF
        SECURITYHOLDER                OFFERED            DEBENTURES      DEBENTURES (1)           DEBENTURES (1)
-------------------------------- ------------------- ----------------- --------------------- ----------------------
Argent Classic Convertible
Arbitrage (Bermuda) Fund Ltd...       $14,200,000             1.60%           333,782                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Argent Classic Convertible
Arbitrage Fund L.P.............        $2,800,000             0.31%            65,816                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Argent LowLev Convertible
Arbitrage Fund LLC.............        $1,100,000             0.12%            25,856                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Argent LowLev Convertible
Arbitrage Fund Ltd.............        $6,300,000             0.71%           148,087                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Bank Austria Cayman Islands,
LTD............................        $7,650,000             0.86%           179,819                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Banc of America Securities
L.L.C..........................        $2,100,000             0.24%            49,362                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                            NUMBER OF
                                      AMOUNT AT                            SHARES OF                NUMBER OF
                                     MATURITY OF                          COMMON STOCK              SHARES OF
                                     DEBENTURES          PERCENT OF      ISSUABLE UPON            COMMON STOCK
                                    BENEFICIALLY           TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND          OUTSTANDING     CONVERSION OF            CONVERSION OF
        SECURITYHOLDER                OFFERED            DEBENTURES      DEBENTURES (1)           DEBENTURES (1)
-------------------------------- ------------------- ----------------- --------------------- ----------------------
Bear, Stearns & Co., Inc.......       $30,500,000             3.43%           716,927                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

BNP Paribas Equity Strategies
SNC............................          $744,000             0.08%            17,488                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Clinton Convertible Managed
Trading Account 1 Limited......        $2,620,000             0.29%            61,585                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Clinton Multistrategy Master
Fund, Ltd......................       $21,890,000             2.46%           514,542                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Clinton Riverside Convertible
Portfolio Limited..............       $22,000,000             2.47%           517,128                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Continental Assurance Company
On Behalf Of Its Separate
Account  (E)...................        $3,100,000             0.35%            72,868                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Continental Casualty Company...       $24,400,000             2.74%           573,542                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

CooperNeff Convertible
Strategies (Cayman) Master
Fund L.P.......................          $580,000             0.07%            13,633                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

DBAG London....................          $500,000              .06%            11,753                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Global Bermuda Limited
Partnership....................       $23,100,000             2.60%           542,984                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Goldman, Sachs & Co............       $48,400,000             5.44%         1,137,681                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Guggenheim Portfolio Co. XV,
LLC............................        $1,350,000             0.15%            31,733                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Hamilton Multi-Strategy Master
Fund, LP.......................        $4,300,000             0.48%           101,075                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Highbridge International LLC...       $50,000,000             5.62%         1,175,290                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

JP Morgan Securities Inc. .....       $35,000,000             3.94%           822,703                  3,749
-------------------------------- ------------------- ----------------- --------------------- ----------------------

KBC Financial Products (Cayman
Islands) Ltd...................        $5,500,000             0.62%           129,282                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

KBC Financial Products USA Inc.        $1,450,000             0.16%            34,083                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Lakeshore International, Ltd...       $92,400,000            10.40%         2,171,936                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                            NUMBER OF
                                      AMOUNT AT                            SHARES OF                NUMBER OF
                                     MATURITY OF                          COMMON STOCK              SHARES OF
                                     DEBENTURES          PERCENT OF      ISSUABLE UPON            COMMON STOCK
                                    BENEFICIALLY           TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND          OUTSTANDING     CONVERSION OF            CONVERSION OF
        SECURITYHOLDER                OFFERED            DEBENTURES      DEBENTURES (1)           DEBENTURES (1)
-------------------------------- ------------------- ----------------- --------------------- ----------------------
Laurel Ridge Capital, LP.......        $7,500,000             0.84%           176,294                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Lyxor Master Fund..............        $2,100,000             0.24%            49,362                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Meadow IAM Limited ............        $2,090,000             0.24%            49,127                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Merrill Lynch, Pierce, Fenner
& Smith, Inc...................       $97,750,000            11.00%         2,297,692                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Nomura Securities
International, Inc.............       $15,000,000             1.69%           352,587                658,452
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Ramius Capital Group...........          $900,000             0.10%            21,155                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Ramius, LP.....................          $270,000             0.03%             6,347                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Ramius Master Fund, LTD........       $10,823,000             1.22%           254,403                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Ramius Partners II, LP.........          $315,000             0.04%             7,404                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

RCG Baldwin, LP................        $1,125,000             0.13%            26,444                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

RCG Halifax Master Fund, LTD...        $1,125,000             0.13%            26,444                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

RCG Latitude Master Fund, LTD..       $10,822,000             1.22%           254,380                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

RCG Multi Strategy Master
Fund, LTD......................          $720,000             0.08%            16,924                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

S.A.C. Capital Associates,
LLC............................          $500,000             0.06%            11,753                  7,500
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Sagamore Hill Hub Fund LTD.....       $35,600,000             4.00%           836,806                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Singlehedge US Convertible
Arbitrage Fund ................           $71,000             0.01%             1,669                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Sturgeon Limited...............          $105,000             0.01%             2,468                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Swiss Re Financial Products
Corporation....................       $47,000,000             5.29%         1,104,773                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

The Coast Fund, LP.............       $21,100,000             2.37%           495,972                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

UBS AG London Branch...........      $115,000,000            12.94%         2,703,167                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

White River Securities L.L.C. .       $30,500,000             3.43%           716,927                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Xavex Convertible Arbitrage #5.          $900,000             0.10%            21,155                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                            NUMBER OF
                                      AMOUNT AT                            SHARES OF                NUMBER OF
                                     MATURITY OF                          COMMON STOCK              SHARES OF
                                     DEBENTURES          PERCENT OF      ISSUABLE UPON            COMMON STOCK
                                    BENEFICIALLY           TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND          OUTSTANDING     CONVERSION OF            CONVERSION OF
        SECURITYHOLDER                OFFERED            DEBENTURES      DEBENTURES (1)           DEBENTURES (1)
-------------------------------- ------------------- ----------------- --------------------- ----------------------
Xavex Risk Arbitrage Fund 2....          $400,000             0.04%             9,402                      0
-------------------------------- ------------------- ----------------- --------------------- ----------------------

Zurich Institutional Benchmark
Master Fund LTD................          $300,000             0.03%             7,052                      0
-------------------------------------------------------------------------------------------------------------------

     (1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."